UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

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Digital World Acquisition Corp. Expands Media Reach to Social Media Platforms and Reminds Stockholders to Vote in Favor of Extension Amendment Ahead of Special Meeting

Miami, FL, August 30, 2022 — Digital World Acquisition Corp. (Nasdaq: DWAC) (“Digital World” or the “Company”) today announced that it will be expanding its media reach by posting public announcements relating to its upcoming special meeting of stockholders (the “Special Meeting”) and other company developments on TruthSocial, the platform of Trump Media & Technology Group Corp. (“TMTG”), and Reddit, to make it easier for its stockholders to access news about Digital World.

At the Special Meeting, Digital World stockholders will be asked for approval to further amend the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the period of time for completing a business combination (the “Extension”) up to four times, each by an additional three months, for an aggregate of 12 additional months (or until September 8, 2023) or such earlier date as determined by the Company’s Board of Directors.

Patrick Orlando, CEO of Digital World, stated, “This is an important opportunity for stockholders to have their vote heard and counted. I believe we have some of the most passionate stockholders of any public company and am excited to see how many not only hold DWAC shares but will make the effort to vote and have their vote counted. DWAC continues to believe that TMTG, our proposed business combination target, holds wonderful potential for our investors. DWAC will have more time to complete a merger if DWAC stockholders vote “FOR” this Extension. We strongly feel the Extension is the right action for our stockholders, to provide more time to close a business combination.”

The Special Meeting to approve the Extension Amendment will be held virtually at 12:00 p.m. Eastern Time on September 6, 2022 and can be accessed by visiting https://www.cstproxy.com/dwacspac/ext2022. The Company encourages its stockholders to vote in favor of the Extension Amendment. Votes will be accepted up to and during the Special Meeting.

The Company’s stockholders of record at the close of business on the record date, August 12, 2022, are entitled to vote the shares of common stock of Digital World owned by them at the Special Meeting. Every stockholder’s vote is important, regardless of the number of shares held, and the Company requests the prompt submission of votes. The Company is requesting stockholders of record at the close of business on August 12, 2022 to vote before 12:00 p.m. on September 6, 2022.

If stockholders have any questions or need assistance with voting, please call the Company’s proxy solicitor, Saratoga Proxy Consulting LLC, at (888) 368-0379 or by email at info@saratogaproxy.com.

About Digital World

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About TMTG

TMTG is a social media and technology company. Truth Social, TMTG’s social media platform, is a Big Tech alternative that seeks to create a free-speech haven without viewpoint discrimination or oppressive censorship.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the Securities and Exchange Commission (the “SEC”), because these documents contain important information about Digital World and the Extension. The Extension Proxy Statement was mailed to stockholders of Digital World as of a record date of August 12, 2022, on or about August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@dwacspac.com.

Digital World has filed with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which includes a preliminary proxy statement of Digital World, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving Digital World and TMTG. The definitive proxy statement and other relevant documents will be mailed to stockholders of Digital World as of a record date to be established for voting on the Business Combination. Securityholders of Digital World and other interested persons are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Digital World’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about Digital World, TMTG and the Business Combination. Digital World securityholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Digital World Acquisition Corp., 78 SW 7th Street, Miami, FL 33130.

Participants in Solicitation

Digital World and TMTG and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Digital World in favor of the approval of the proposed Extension and the Business Combination. Securityholders of Digital World and other interested persons may obtain more information regarding the names and interests of Digital World’s directors and officers in the proposed Extension and the Business Combination in Digital World’s filings with the SEC, including the Extension Proxy Statement and the Registration Statement, and the names and interests of TMTG’s directors and officers in the proposed Business Combination in the Registration Statement. These documents can be obtained free of charge from the sources indicated above. TMTG and its officers and directors do not have any interests in Digital World or the proposed Extension other than with respect to their interests in the Business Combination, to the extent the Extension is effectuated.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Extension or Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Extension and the proposed Business Combination between Digital World and TMTG, including without limitation statements regarding the uncertainties relating to Digital World’s stockholder approval of the Extension, the anticipated benefits of the Business Combination, the anticipated timing of the Business Combination and the private placement of Digital World (the “PIPE”), the implied enterprise value, future financial condition and performance of TMTG and the combined company after the closing and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, the level of redemptions of Digital World’s public stockholders and the products and markets and expected future performance and market opportunities of TMTG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the Business Combination and the PIPE may not be completed in a timely manner or at all, which may adversely affect the price of Digital World’s securities, (ii) the risk that the Business Combination may not be completed by Digital World’s Business Combination deadline and the potential failure to obtain Digital World’s stockholder approval of the Extension, (iii) the failure to satisfy the conditions to the consummation of the Business Combination or the PIPE, including the approval of an Agreement and Plan of Merger, dated October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may further be amended or supplemented from time to time, the “Merger Agreement”) by the stockholders of Digital World, (iv) the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Business Combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the failure to achieve the minimum amount of cash available following any redemptions by Digital World stockholders, (vii) redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Stock Market’s initial listing standards in connection with the consummation of the contemplated transactions, (viii) the effect of the announcement or pendency of the PIPE or the Business Combination on TMTG’s business relationships, operating results, and business generally, (ix) risks that the Business Combination disrupts current plans and operations of TMTG, (x) the outcome of any legal proceedings that may be instituted against TMTG or against Digital World related to the Merger Agreement or the Business Combination, (xi) the risk of any investigations by the SEC or other regulatory authority relating to the PIPE, the Merger Agreement or the Business Combination and the impact they may have on consummating the transactions, (xii) TruthSocial, TMTG’s initial product, and its ability to generate users and advertisers, (xiii) changes in domestic and global general economic conditions, (xiv) the risk that TMTG may not be able to execute its growth strategies, (xv) risks related to the ongoing COVID-19 pandemic and response and geopolitical developments, (xvi) risk that TMTG may not be able to develop and maintain effective internal controls, (xvii) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions, and (xviii) those factors discussed in Digital World’s filings with the SEC and that that will be contained in the Extension Proxy Statement and the Registration Statement relating to the Business Combination. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Extension Proxy Statement, the Registration Statement and other documents to be filed by Digital World from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Digital World and TMTG may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither of Digital World or TMTG gives any assurance that Digital World, TMTG, or the combined company, will achieve its expectations.